Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Second Quarter Results; Raises 2024 Outlook
– Delivers 4.5% Comparable Sales Growth –
– Delivers Double-Digit EBT Margin of 13.9% –
●Delivered net sales of $3.47 billion, up 7.8% versus the prior year including the expected benefit from the calendar shift of approximately $95 million
●Reported earnings per diluted share of $4.37, up 55% versus the prior year
●Raises full year 2024 guidance for comparable sales growth to a range of 2.5% to 3.5%, up from 2.0% to 3.0% previously
●Raises full year 2024 earnings per diluted share guidance to a range of $13.55 to 13.90, up from $13.35 to 13.75 previously

"Our strong second quarter demonstrated the continued success of our long-term strategies and how DICK'S is truly differentiated within the industry. We are very enthusiastic about the significant growth opportunities ahead of us, including House of Sport and the repositioning of our portfolio. The future of our business is very bright, and I'd like to thank all our teammates for their strong execution in Q2 and for their dedication to DICK'S Sporting Goods."
Ed Stack, Executive Chairman
"We delivered a very strong second quarter. Powered by our compelling omni-channel athlete experience, differentiated product assortment, best-in-class teammate experience and our ability to create deep engagement with the DICK'S brand, we are driving sustained top-line momentum and gaining market share. Our Q2 comps were driven by growth in average ticket and transactions, and with growth in sales, gross margin expansion and SG&A leverage, we delivered EBT margin of nearly 14%. Because of our strong Q2 performance and the confidence we have in our business, we are again raising our full year outlook."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, September 4, 2024 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended August 3, 2024.

Second Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	August 3, 2024	July 29, 2023
Net sales (2)	$3,474	$3,224	$250	7.8%
Comparable sales (2) (3)	4.5%	2.0%
Income before income taxes (4)	$482	$326	$156	48%
Income before income taxes (4) (% of net sales)	13.9%	10.1%	378 bps
Effective tax rate	24.9%	25.0%	(12) bps
Net income	$362	$244	$118	48%
Earnings per diluted share (2)	$4.37	$2.82	$1.55	55%

Year-to-Date Operating Results (dollars in millions, except per share data)	26 Weeks Ended		Change (1)
	August 3, 2024	July 29, 2023
Net sales (2)	$6,492	$6,066	$426	7.0%
Comparable sales (2) (3)	4.9%	2.7%
Income before income taxes (4)	$825	$654	$171	26%
Income before income taxes (4) (% of net sales)	12.7%	10.8%	192 bps
Effective tax rate	22.7%	16.1%	662 bps
Net income	$638	$549	$89	16%
Earnings per diluted share (2)	$7.67	$6.23	$1.44	23%

Balance Sheet (in millions)	As of August 3, 2024	As of July 29, 2023	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,692	$1,902	$(210)	(11)%
Inventories, net	$3,178	$2,851	$327	11%
Total debt (5)	$1,484	$1,483	$1	—%

Capital Allocation (in millions)	26 Weeks Ended		$ Change (1)	% Change (1)
	August 3, 2024	July 29, 2023
Share repurchases (6)	$164	$260	$(97)	(37)%
Dividends paid (7)	$183	$189	$(6)	(3)%
Gross capital expenditures	$372	$249	$124	50%
Net capital expenditures (8)	$326	$218	$108	50%

Notes
1.Column may not recalculate due to rounding.
2.Due to the 53rd week in fiscal 2023, there is a one-week shift in the fiscal 2024 calendar compared to the prior year, which favorably impacted net sales comparisons for the second quarter by approximately $95 million, or approximately $0.30 per diluted share, and the year-to-date period by approximately $140 million, or approximately $0.45 per diluted share. Comparable sales for fiscal 2024 are calculated by shifting the prior year period by one week to compare similar calendar weeks.
3.Beginning in fiscal 2024, we revised our method for calculating comparable sales to include GameChanger revenue. Prior year information has been revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2024.
4.Also referred to by management as earnings before income taxes ("EBT").
5.The Company had no outstanding borrowings under its revolving credit facility in 2024 and 2023.
6.During the 26 weeks ended August 3, 2024, the Company repurchased 0.8 million shares of its common stock under its share repurchase program at an average price of $204.40 per share, for a total cost of $163.6 million. The Company has $616.0 million remaining under its authorization as of August 3, 2024.
7.The Company declared and paid quarterly dividends of $1.10 per share in fiscal 2024 and $1.00 per share in fiscal 2023.
8.For additional information, see GAAP to non-GAAP reconciliations included in tables later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Quarterly Dividend
On September 3, 2024, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.10 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on October 4, 2024 to stockholders of record at the close of business on September 20, 2024.

Full Year 2024 Outlook
The Company's Full Year Outlook for 2024 is presented below:

Metric	2024 Outlook
Earnings per diluted share	●$13.55 to 13.90 •Based on approximately 83 million diluted shares outstanding •Based on an effective tax rate of approximately 23%
Net sales	●$13.1 billion to 13.2 billion
Comparable sales	●Growth of 2.5% to 3.5%
Capital expenditures	●Approximately $900 million on a gross basis ●Approximately $800 million on a net basis

Store Count and Square Footage
The following tables summarize store activity for the periods indicated:

	26 Weeks Ended August 3, 2024			26 Weeks Ended July 29, 2023
	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)
Beginning stores	724	131	855	728	125	853
Q1 New stores	1	3	4	—	—	—
Q2 New stores	2	5	7	—	1	1
Stores acquired	—	—	—	—	12	12
Closed stores	2	3	5	3	3	6
Ending stores	725 (3)	136	861	725	135	860
Relocated stores	5	1	6	10	1	11

Square Footage: (in millions)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)(4)
Q1 2023	39.2	3.4	42.6
Q2 2023	39.0	3.4	42.4
Q3 2023	39.2	3.6	42.7
Q4 2023	39.3	3.4	42.7
Q1 2024	39.4	3.5	42.9
Q2 2024	39.6	3.7	43.2
(1)Includes our Golf Galaxy, Public Lands, Going Going Gone! and other specialty concept stores. As of August 3, 2024, we operated 108 Golf Galaxy stores, 8 Public Lands stores, and 20 Going Going Gone! stores. As of July 29, 2023, we operated 97 Golf Galaxy stores, 7 Public Lands stores, 16 Going Going Gone! stores and other specialty concept stores. In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of August 3, 2024, the Company operated 19 combo stores.
(2)Excludes temporary value chain locations, of which the Company operated 32 and 38 as of August 3, 2024 and July 29, 2023, respectively.
(3)As of August 3, 2024, includes 14 DICK'S House of Sport stores, with two new openings during the first quarter of fiscal 2024, one of which was relocated from a prior store location.
(4)Column may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP EBT margin, non-GAAP net income, non-GAAP earnings per diluted share and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2024 outlook for earnings, sales, and capital expenditures; our growth opportunities, including sales and earnings through positive comps, higher gross margin and SG&A leverage; the repositioning of our real estate portfolio; access to differentiated products; execution of our core strategies; demand from our athletes; expected share repurchases; the expected increased dividend on an annualized basis; and the health and positioning of our inventory.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, inflation, elevated interest rates and recessionary pressures, adverse changes in consumer disposable income, reinstatement of student loan payments, consumer confidence and perception of economic conditions, including the instability in the banking sector, geopolitical conflicts (including the conflicts in Ukraine and the Middle East) and the threat or outbreak of further conflicts, terrorism or public unrest and changes in consumer discretionary spending; changes in the competitive market and competition amongst retailers and increasing direct competition from vendors; fluctuations in product costs and availability; international risks and costs, including foreign trade issues, currency exchange rate fluctuations, shipment delays and supply chain disruptions and political instability; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; our investments in vertical brand offerings and new specialty concept stores; our investments in GameChanger, our sports technology platform; reputational harm or negative reactions from customers, vendors and stockholders regarding Company policy changes or advocacy efforts related to social and political issues; investments in strategic plans and initiatives not producing the anticipated benefits within the expected time-frame or at all; an ability to execute our real estate strategy and risks associated with the brick and mortar retail store model; risks related to our distribution and fulfillment network; unauthorized disclosure of sensitive or confidential customer information or disruptions or other problems with our information systems, including our eCommerce platform; our ability to hire and retain quality teammates, including store managers and sales associates, increasing labor costs or the loss of key personnel; weather-related risks and seasonality of certain categories of the Company's operations; our ability to protect against inventory shrink; the ability of suppliers, distributors and manufacturers to provide us with sufficient quantities of quality product in a timely fashion; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; product safety and labeling concerns; various types of litigation and other claims and sufficient insurance with respect thereto; our ability to protect our intellectual property rights or claims of infringement by third parties; the performance of professional sports teams and other factors relating to professional sports leagues and key athletes; and the availability of adequate capital; the issuance of quarterly cash dividends and our repurchase activity, if any; and obligations and other provisions related to our indebtedness.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report on Form 10-K, filed with the SEC on March 28, 2024. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info
The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 3, 2024	% of Sales (1)	July 29, 2023	% of Sales (1)

Net sales	$3,473,635	100.00%	$3,223,643	100.00%
Cost of goods sold, including occupancy and distribution costs	2,197,935	63.27	2,114,167	65.58

GROSS PROFIT	1,275,700	36.73	1,109,476	34.42

Selling, general and administrative expenses	796,673	22.93	764,788	23.72
Pre-opening expenses	8,931	0.26	32,929	1.02

INCOME FROM OPERATIONS	470,096	13.53	311,759	9.67

Interest expense	13,521	0.39	14,384	0.45
Other (income) expense	(25,756)	(0.74)	(28,499)	(0.88)

INCOME BEFORE INCOME TAXES	482,331	13.89	325,874	10.11

Provision for income taxes	120,101	3.46	81,543	2.53

NET INCOME	$362,230	10.43%	$244,331	7.58%

EARNINGS PER COMMON SHARE:
Basic	$4.50		$2.90
Diluted	$4.37		$2.82

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,432		84,142
Diluted	82,814		86,783

(1) Column does not add due to rounding

Beginning in 2024, the Company included grand opening advertising costs within pre-opening expenses, which were historically included within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to our current year presentation.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 3, 2024	% of Sales (1)	July 29, 2023	% of Sales

Net sales	$6,492,019	100.00%	$6,065,823	100.00%
Cost of goods sold, including occupancy and distribution costs	4,121,025	63.48	3,927,731	64.75

GROSS PROFIT	2,370,994	36.52	2,138,092	35.25

Selling, general and administrative expenses	1,540,071	23.72	1,458,632	24.05
Pre-opening expenses	30,027	0.46	42,078	0.69

INCOME FROM OPERATIONS	800,896	12.34	637,382	10.51

Interest expense	27,357	0.42	29,427	0.49
Other (income) expense	(51,148)	(0.79)	(46,206)	(0.76)

INCOME BEFORE INCOME TAXES	824,687	12.70	654,161	10.78

Provision for income taxes	187,162	2.88	105,181	1.73

NET INCOME	$637,525	9.82%	$548,980	9.05%

EARNINGS PER COMMON SHARE:
Basic	$7.92		$6.57
Diluted	$7.67		$6.23

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,507		83,607
Diluted	83,080		88,224

(1) Column does not add due to rounding

Beginning in 2024, the Company included grand opening advertising costs within pre-opening expenses, which were historically included within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to our current year presentation.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	August 3, 2024	July 29, 2023	February 3, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,691,899	$1,901,903	$1,801,220
Accounts receivable, net	168,495	139,842	114,877
Income taxes receivable	11,410	13,795	4,108
Inventories, net	3,178,024	2,851,366	2,848,797
Prepaid expenses and other current assets	130,707	115,138	121,047
Total current assets	5,180,535	5,022,044	4,890,049

Property and equipment, net	1,862,206	1,520,678	1,638,161
Operating lease assets	2,346,020	2,269,101	2,257,482
Intangible assets, net	56,520	62,993	56,663
Goodwill	245,857	250,503	245,857
Deferred income taxes	31,928	24,278	37,846
Other assets	212,893	207,767	185,694
TOTAL ASSETS	$9,935,959	$9,357,364	$9,311,752

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,426,650	$1,320,662	$1,288,728
Accrued expenses	604,372	597,740	551,369
Operating lease liabilities	489,511	499,189	492,856
Income taxes payable	58,454	52,699	54,508
Deferred revenue and other liabilities	342,019	305,389	364,933
Total current liabilities	2,921,006	2,775,679	2,752,394
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior notes	1,483,734	1,482,794	1,483,260
Long-term operating lease liabilities	2,423,264	2,276,037	2,287,714
Other long-term liabilities	183,070	178,493	171,103
Total long-term liabilities	4,090,068	3,937,324	3,942,077
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	568	602	568
Class B common stock	236	236	236
Additional paid-in capital	1,463,498	1,419,628	1,448,855
Retained earnings	6,045,601	5,255,787	5,588,914
Accumulated other comprehensive loss	(465)	(277)	(329)
Treasury stock, at cost	(4,584,553)	(4,031,615)	(4,420,963)
Total stockholders' equity	2,924,885	2,644,361	2,617,281
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,935,959	$9,357,364	$9,311,752

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	26 Weeks Ended
	August 3, 2024	July 29, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$637,525	$548,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	189,219	168,900
Amortization of deferred financing fees and debt discount	1,162	1,210
Deferred income taxes	5,918	16,911
Stock-based compensation	32,812	28,006
Other, net	2,443	(1,464)
Changes in assets and liabilities:
Accounts receivable	(34,396)	(30,311)
Inventories	(329,227)	16,254
Prepaid expenses and other assets	(10,464)	(10,088)
Accounts payable	141,555	14,404
Accrued expenses	5,450	14,004
Income taxes payable / receivable	(3,356)	17,671
Construction allowances provided by landlords	46,556	30,995
Deferred revenue and other liabilities	(22,501)	(35,648)
Operating lease assets and liabilities	(36,548)	(86,331)
Net cash provided by operating activities	626,148	693,493
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(372,105)	(248,560)
Proceeds from sale of other assets	8,775	27,500
Other investing activities	(3,548)	(47,719)
Net cash used in investing activities	(366,878)	(268,779)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of convertible senior notes	—	(137)
Payments on finance lease obligations	—	(401)
Proceeds from exercise of stock options	12,950	13,332
Minimum tax withholding requirements	(31,111)	(96,992)
Cash paid for treasury stock	(163,567)	(260,438)
Cash dividends paid to stockholders	(183,094)	(189,110)
(Decrease) increase in bank overdraft	(3,633)	86,574
Net cash used in financing activities	(368,455)	(447,172)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(136)	(25)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(109,321)	(22,483)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,801,220	1,924,386
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,691,899	$1,901,903

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended August 3, 2024

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$796,673	$(25,756)	$482,331	$362,230	$4.37
% of Net Sales	22.93%	(0.74)%	13.89%	10.43%
Deferred compensation plan adjustments (1)	(10,399)	10,399	—	—
Non-GAAP Basis	$786,274	$(15,357)	$482,331	$362,230	$4.37
% of Net Sales	22.64%	(0.44)%	13.89%	10.43%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	26 Weeks Ended August 3, 2024

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,540,071	$(51,148)	$824,687	$637,525	$7.67
% of Net Sales	23.72%	(0.79)%	12.70%	9.82%
Deferred compensation plan adjustments (1)	(14,146)	14,146	—	—
Non-GAAP Basis	$1,525,925	$(37,002)	$824,687	$637,525	$7.67
% of Net Sales	23.50%	(0.57)%	12.70%	9.82%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	13 Weeks Ended July 29, 2023

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$764,788	$(28,499)	$325,874	$244,331	$2.82
% of Net Sales	23.72%	(0.88)%	10.11%	7.58%
Deferred compensation plan adjustments (1)	(9,730)	9,730	—	—
Non-GAAP Basis	$755,058	$(18,769)	$325,874	$244,331	$2.82
% of Net Sales	23.42%	(0.58)%	10.11%	7.58%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	26 Weeks Ended July 29, 2023

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,458,632	$(46,206)	$654,161	$548,980	$6.23
% of Net Sales	24.05%	(0.76)%	10.78%	9.05%
Deferred compensation plan adjustments (1)	(9,909)	9,909	—	—
Non-GAAP Basis	$1,448,723	$(36,297)	$654,161	$548,980	$6.23
% of Net Sales	23.88%	(0.60)%	10.78%	9.05%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	26 Weeks Ended
	August 3, 2024	July 29, 2023
Gross capital expenditures	$(372,105)	$(248,560)
Construction allowances provided by landlords	46,556	30,995
Net capital expenditures	$(325,549)	$(217,565)